                                                                      EXHIBIT 21


              SUBSIDIARIES OF HORNBECK-LEEVAC MARINE SERVICES, INC.


                                                           STATE
                                                            OF
SUBSIDIARY NAME                                        INCORPORATION                NAME DOING BUSINESS AS
Hornbeck Offshore Services, LLC                          Delaware              Hornbeck Offshore Services, LLC

HORNBECK-LEEVAC Marine Operators, LLC                    Delaware           HORNBECK-LEEVAC Marine Operators, LLC

LEEVAC Marine, Inc.                                      Louisiana                    LEEVAC Marine, Inc.

Energy Services Puerto Rico, Inc.                        Louisiana             Energy Services Puerto Rico, Inc.

LEEVAC Marine, LLC                                       Delaware                     LEEVAC Marine, LLC

Energy Services Puerto Rico, LLC                         Delaware              Energy Services Puerto Rico, LLC



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